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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 24, 2004

                         Callisto Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                333-63474            13-3894575
(State or other jurisdiction            (Commission          IRS Employer
of incorporation or organization)       File Number)         Identification No.)

                        420 Lexington Avenue, Suite 2500
                            New York, New York  10170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (212) 297-0010

                   (Former name or former address, if changed since last report)





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Item 5   Other Events and Required FD Disclosure.


         On February 24, 2004, Callisto Pharmaceuticals, Inc. (the "Company") entered into an Asset Purchase Agreement and Sublicense Agreement with Houston Pharmaceuticals, Inc. ("HPI") pursuant to which it acquired the rights to two key patents pertinent to a novel cancer technology platform developed by Dr. Waldemar Priebe, Professor of Medicinal Chemistry at the University of Texas M.
D. Anderson Cancer Center, Houston, and his associates. The Company issued to HPI 25,000 shares of common stock and reimbursed HPI approximately $100,000 for various costs and expenses. In addition, the Company granted to HPI performance based stock options totaling 1,170,000 exercisable at $3.60 per share which vest upon the achievement of certain milestones. The Company also agreed to pay HPI a royalty of 2% of net sales from any products resulting from the patents.


         On February 24, 2004, the Company issued a press release. Copies of the press release, Asset Purchase Agreement and Sublicense Agreement are attached hereto as exhibits.


Item 7  Financial Statements, Pro Forma Financial Information and Exhibits.


   (c) Exhibits.


         Exhibit Number    Description


         10.1 Asset Purchase Agreement dated as of February 24, 2004 between the Registrant and Houston Pharmaceuticals, Inc.


         10.2 Sublicense Agreement dated as of February 24, 2004 between the Registrant and Houston Pharmaceuticals, Inc.


         99.1              Press Release dated February 24, 2004.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated:   February 27, 2004


                                            CALLISTO PHARMACEUTICALS, INC.



                                            By:  /s/ Gary S. Jacob
                                                 ------------------------
                                                 Gary S. Jacob, Ph.D.
                                                 Chief Executive Officer




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